EXHIBIT 23.1
SPICER, JEFFRIES & CO.
Certified Public Accountants

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of New Frontier Media, Inc. and Subsidiaries of our report dated May 23, 2000, accompanying the consolidated financial statements of New Frontier Media, Inc. and Subsidiaries for the years ended March 31, 2000 and 1999 which is part of New Frontier Media, Inc.'s Annual Report on Form 10-KSB.

/s/ SPICER, JEFFRIES & CO.
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SPICER, JEFFRIES & CO.

Denver, Colorado
March 12, 2001